As filed with the Securities and Exchange Commission on January 5, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            TRADESTATION GROUP, INC.
             (Exact name of registrant as specified in its charter)
           Florida                                          65-0977576
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                       Identification Number)

                               -------------------

                            8700 West Flagler Street
                              Miami, Florida 33174
           (Address of Principal Executive Office, Including Zip Code)

                               -------------------

                            TRADESTATION GROUP, INC.
                              INCENTIVE STOCK PLAN

                            TRADESTATION GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            TRADESTATION GROUP, INC.
                              NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

                           ONLINETRADINGINC.COM CORP.
                             1999 STOCK OPTION PLAN

                            WINDOW ON WALLSTREET INC.
                          1997 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plans)

                        William R. Cruz and Ralph L. Cruz
                           Co-Chief Executive Officers
                            TradeStation Group, Inc.
                            8700 West Flagler Street
                              Miami, Florida 33174
                    (Name and Address of Agents for Service)

                                 (305) 485-7000
                          (Telephone Number, Including
                        Area Code, of Agents for Service)

                               -------------------

                                    Copy to:

                              Alan D. Axelrod, Esq.
                  Bilzin Sumberg Dunn Baena Price & Axelrod LLP
                        2500 First Union Financial Center
                          200 South Biscayne Boulevard
                            Miami, Florida 33131-2336
                                 (305) 374-7580

                               -------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed             Proposed maximum
                                          Amount to be          maximum offering        aggregate offering          Amount of
Title of securities to be registered     registered (1)        price per share (2)          price (2)            registration fee
----------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par value            8,756,225                $2.125                $18,606,979                $4,913
----------------------------------------------------------------------------------------------------------------------------------

(1) Includes 7,254,161 shares issuable under the TradeStation Group, Inc. Incentive Stock Plan, 433,699 shares issuable under the TradeStation Group, Inc. Employee Stock Purchase Plan, 100,000 shares issuable under the TradeStation Group, Inc. Nonemployee Director Stock Option Plan, 804,916 shares issuable under the onlinetradinginc.com corp. 1999
         Stock Option Plan, and 163,449 shares issuable under the Window on WallStreet Inc. 1997 Long Term Incentive Plan and additional Window on WallStreet Inc. options.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon an average of the high and low prices reported on The Nasdaq Stock Market on January 2, 2001.

                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *With respect to each Plan under which shares of Common Stock, $0.01 par value, of the Registrant are being registered hereunder, the document(s) containing the information specified in this Part I will be sent or given to the applicable participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

                  1. The Registrant's proxy statement/prospectus forming part of the Registrant's Registration Statement on Form S-4 (File No. 333-34922) declared effective by the Commission on December 11, 2000, which proxy statement/prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 12, 2000;

                  2. The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A (File No. 000-31049) declared effective by the Commission on December 11, 2000, including any amendments or reports filed for the purpose of updating such description;

                  3. Omega Research, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended;

                  4. Omega Research, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as amended; and

                  5. The Registrant's Current Report on Form 8-K filed with the Commission on January 5, 2001.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

Item 4.  Description of Securities.
         --------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

                  Certain legal matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for the Registrant by Bilzin Sumberg Dunn Baena Price & Axelrod LLP ("Bilzin Sumberg"), Miami, Florida. Marc J. Stone, the Registrant's Vice President of Corporate Development, General Counsel and Secretary, is currently of counsel to Bilzin Sumberg and was previously a partner at that firm.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 607.0850 of the Florida Business Corporation Act (the "Statute") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article TWELFTH of the Articles and Article IX of the Bylaws of the Registrant, copies of which are filed as Exhibits 4.1 and 4.2, contain certain indemnification provisions adopted pursuant to authority contained in the Statute. The Articles contain a provision eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Statute. Under the Bylaws, the Registrant will indemnify any person who is or was a director or officer of the Registrant, and may indemnify a person who is or was an employee or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with any proceeding, other than an action by or in the right of the Registrant to which such person was or is a party by reason of acting in any such capacity, and expenses and amounts paid in settlement not exceeding, in the judgment of the Registrant's board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of the Registrant to procure a judgment in its favor to which such person was or is a party by reason of acting in any such capacity, provided that: such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and no indemnification shall be made in respect of any claim, issue, or matter in any proceeding by or in the right of the Registrant as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. For purposes of Article IX of the Bylaws: (A) the term "expenses" includes counsel fees, including those for appeal; (B) the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; and (C) the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

         Under the Bylaws, to the extent a director or officer of the Registrant, or an employee or agent of the Registrant which the Registrant has elected to indemnify, has been successful on the merits or otherwise in defense of any proceeding described above, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. For all other indemnification which may be provided under the Bylaws in connection with any proceeding, unless made pursuant to a determination by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standard of conduct set forth in the Bylaws, which determination shall be:

                  o by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                  o if such quorum is not obtainable, or even if obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding;

                  o by independent legal counsel selected by the board of directors or a committee thereof as prescribed by the Statute; or

                  o by the shareholders by majority vote of a quorum consisting of shareholders who were not parties to such proceeding or if such a quorum is not obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Evaluation as to reasonableness of expenses and authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that if the determination of permissibility is made by independent legal counsel, then the board of directors or the committee thereof which appointed such legal counsel must evaluate the reasonableness of expenses. The Bylaws also permit the Registrant to pay expenses incurred by its officers, directors, employees, and agents in advance of the final disposition of a proceeding, provided that the Registrant may advance expenses to an officer or director only after receiving an undertaking by or on behalf of such officer or director to repay such amount if he is ultimately found not to be entitled to indemnification pursuant to the Bylaws.

         The Registrant will enter into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Registrant's Articles and Bylaws. These agreements, among other things, will indemnify the Registrant's directors and officers for all direct and indirect expenses and costs without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable and liabilities of any type whatsoever actually and reasonably incurred by such person in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

         The Registrant intends to obtain liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

                  Not applicable.

Item 8.  Exhibits.
         ---------

Exhibit No.                                          Description
-----------                                          -----------

    4.1 Articles of Incorporation, as amended of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 declared effective on December 11, 2000 (File No. 333-34922), as amended (the "S-4 Registration Statement")).

    4.2           Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the S-4 Registration Statement).

    4.3           TradeStation Group, Inc. Incentive Stock Plan.*

    4.4           TradeStation Group, Inc. Employee Stock Purchase Plan .*

    4.5           TradeStation Group, Inc. Nonemployee Director Stock Option
                  Plan.*

    4.6           onlinetradinginc.com corp. 1999 Stock Option Plan.*

    4.7           Window On WallStreet Inc. 1997 Long Term Incentive Plan.*

    5.1 Opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP regarding the legality of Common Stock.*

    23.1 Consent of Bilzin Sumberg Dunn Baena Price & Axelrod LLP (included in Exhibit 5.1).

    23.2 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to Omega Research, Inc.'s consolidated financial statements.*

    23.3 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to onlinetradinginc.com corp.'s financial statements.*

    23.4 Consent of Ahearn Jasco + Company, P.A., Independent Auditors, with respect to onlinetradinginc.com corp.'s financial statements.*

    23.5 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to TradeStation Group, Inc.'s balance sheet.*

    24.1          Power of Attorney (see page II-8).

-----------------
* Filed herewith.

Item 9.  Undertakings.
         -------------

                  (a)  The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for purposes of determining any liability
under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 5, 2001.

                                TRADESTATION GROUP, INC.



                                By:         /s/ William R. Cruz
                                       -----------------------------------------
                                       William R. Cruz
                                       Co-Chairman of the Board of Directors and
                                       Co-Chief Executive Officer



                                By:        /s/ Ralph L. Cruz
                                       -----------------------------------------
                                       Ralph L. Cruz
                                       Co-Chairman of the Board of Directors and
                                       Co-Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of TradeStation Group, Inc., do hereby constitute and appoint William R. Cruz, Ralph L. Cruz and Salomon Sredni, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                                        Title                              Date
       ---------                                        -----                              ----
/s/ William R. Cruz                    Co-Chairman of the Board of Directors and
---------------------------            Co-Chief Executive Officer (Co-Principal
William R. Cruz                        Executive Officer)                             January 5, 2001


/s/ Ralph L. Cruz                      Co-Chairman of the Board of Directors and
---------------------------            Co-Chief Executive Officer (Co-Principal
Ralph L. Cruz                          Executive Officer)                             January 5, 2001

/s/ Salomon Sredni
---------------------------            Chief Operating Officer, President and
Salomon Sredni                         Director (Principal Operating Officer)         January 5, 2001


/s/ Gregg F. Stewart                   Chief Financial Officer, Vice President of
---------------------------            Finance and Treasurer (Principal Financial
Gregg F. Stewart                       and Accounting Officer)                        January 5, 2001

/s/ Brian D. Smith
---------------------------
Brian D. Smith                         Director                                       January 5, 2001

/s/ Stephen C. Richards
---------------------------
Stephen C. Richards                    Director                                       January 5, 2001

/s/ E. Steven zum Tobel
---------------------------
E. Steven zum Tobel                    Director                                       January 5, 2001

       Signature                                        Title                              Date
       ---------                                        -----                              ----
/s/ Fashid Tafazzoli
--------------------------
Fashid Tafazzoli                       Director                                       January 5, 2001

/s/ Lothar Mayer
--------------------------
Lothar Mayer                           Director                                       January 5, 2001


                                INDEX TO EXHIBITS
                                -----------------

   EXHIBIT
   NUMBER         DOCUMENT
   ------         --------

    4.1 Articles of Incorporation, as amended of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 declared effective on December 11, 2000 (File No. 333-34922), as amended (the "S-4 Registration Statement")).

    4.2           Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the S-4 Registration Statement).

    4.3           TradeStation Group, Inc. Incentive Stock Plan.*

    4.4           TradeStation Group, Inc. Employee Stock Purchase Plan.*

    4.5           TradeStation Group, Inc. Nonemployee Director Stock Option
                  Plan. *

    4.6           onlinetradinginc.com corp. 1999 Stock Option Plan.*

    4.7           Window On WallStreet Inc. 1997 Long Term Incentive Plan.*

    5.1 Opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP regarding the legality of Common Stock.*

    23.1 Consent of Bilzin Sumberg Dunn Baena Price & Axelrod LLP (included in Exhibit 5.1).

    23.2 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to Omega Research, Inc.'s consolidated financial statements.*

    23.3 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to onlinetradinginc.com corp.'s financial statements.*

    23.4 Consent of Ahearn Jasco + Company, P.A., Independent Auditors, with respect to onlinetradinginc.com corp.'s financial statements.*

    23.5 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to TradeStation Group, Inc.'s balance sheet.*

    24.1          Power of Attorney (see page II-8).

-----------------
*    Filed herewith.